Exhibit 10.3

SPONSOR VOTING AND SUPPORT AGREEMENT

SPONSOR VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of October 21, 2024, by and among Great Rich Technologies Limited, a public limited company incorporated under the laws of Hong Kong (the “Parent”), Flag Ship Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and Whale Management Corporation, a British Virgin Islands company (“Sponsor”). The Parent, the Company and Sponsor shall each be referred to herein from time to time as a “Party” and, collectively, as the “Parties.”

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Agreement and Plan of Merger (the “Merger Agreement”) entered into by and among the Parent, GRT Merger Star Limited, a Cayman Islands exempted company and wholly owned subsidiary of the Parent (the “Merger Sub”), and the Company, pursuant to which, among other things, the Company will be merged with and into the Merger Sub (the “Merger”), with the Merger Sub surviving the Merger as a wholly owned subsidiary of the Parent; and

WHEREAS, Sponsor is, as of the date of this Agreement, the sole legal owner of (a) 1,725,000 Company Ordinary Shares, (b) 238,000 Company Ordinary Shares underlying Company Units, (c) 23,800 Company Ordinary Shares issuable upon the conversion of 238,000 Company Rights underlying Company Units, (all such shares set forth in clauses (a) through (c), being collectively referred to herein as the “Owned Shares”; and the Owned Shares and any other Company Ordinary Shares (or any securities convertible into or exercisable or exchangeable for Company Ordinary Shares) acquired by Sponsor after the date of this Agreement and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, the Parent and the Company have requested that Sponsor enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
Representations and Warranties of Sponsor

Sponsor hereby represents and warrants to the Parent and the Company as follows:

1.1 Organization and Good Standing. Sponsor has been duly organized and is validly existing and in good standing under the Laws of the British Virgin Islands and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Sponsor is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

1.2 Authorization; Binding Agreement. Sponsor has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other proceedings on the part of Sponsor are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sponsor and, assuming the due authorization, execution and delivery of this Agreement by the other Parties, constitutes the valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law (the “Enforceability Exceptions”).

1.3 Governmental Approvals. No consent of or with any Governmental Entity on the part of Sponsor is required to be obtained or made in connection with the execution, delivery or performance by Sponsor of this Agreement or the consummation by Sponsor of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any U.S. state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not prevent, impede or, in any material respect, delay or adversely affect the performance by Sponsor of its obligations under this Agreement.

1.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by Sponsor will not (a) conflict with or violate any provision of the Governing Documents of Sponsor, (b) conflict with or violate any Law, permit, Order or consent applicable to Sponsor or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Sponsor under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien) upon any of the properties or assets of Sponsor under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of Sponsor, except for any deviations from any of the foregoing clauses (b) or (c) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by Sponsor of its obligations under this Agreement.

1.5 Owned Shares. Sponsor is the sole legal owner of the Owned Shares, and all such Owned Shares are owned by Sponsor free and clear of all Liens, other than Liens pursuant to this Agreement, the Governing Documents of the Company, the Letter Agreement (as defined below), the Merger Agreement or applicable U.S. federal or state securities laws. Sponsor does not legally own any shares of the Company other than the Owned Shares. Sponsor has the sole right to vote the Owned Shares, and none of the Owned Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Owned Shares, except as contemplated by this Agreement, that certain Letter Agreement, dated as of June 17, 2024, among the Company, Sponsor and the Company’s officers and directors (the “Letter Agreement”), the Merger Agreement or the Governing Documents of the Company.

1.6 Merger Agreement. Sponsor understands and acknowledges that the Parent and the Company are entering into the Merger Agreement in reliance upon Sponsor’s execution and delivery of this Agreement. Sponsor has received a copy of the Merger Agreement and is familiar with the provisions of the Merger Agreement.

1.7 Certain Definitions. As used in this Agreement, the terms defined in this Section 1.7 shall have the respective meanings set forth below:

(a) “Company Rights” means the 238,000 rights of the Company underlying the Company Units, with each Company Right entitling the holder thereof to receive one-tenth (1/10) of one Company Ordinary Share.

(b) “Company Units” means the 238,000 units of securities of the Company purchased by Sponsor in a private placement that occurred simultaneously with the consummation of the initial public officer of the Company, with each unit of securities so purchased comprised of one Company Ordinary Share and one Company Right.

ARTICLE II
Representations and Warranties of the Company

The Company hereby represents and warrants to Sponsor and the Parent as follows:

2.1 Organization and Good Standing. The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

2.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other Parties, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

2.3 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Company will not (a) conflict with or violate any provision of the Governing Documents of the Company, (b) conflict with or violate any Law, permit, Order or consent applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of the Company, except for any deviations from any of the foregoing clauses (b) or (c) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by the Company of its obligations under this Agreement.

ARTICLE III
Representations and Warranties of the parent

The Parent hereby represents and warrants to Sponsor and the Company as follows:

3.1 Organization and Good Standing. The Parent is a company duly incorporated, validly existing and in good standing under the Laws of Hong Kong. The Parent has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Parent is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

3.2 Authorization; Binding Agreement. The Parent has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of the Parent are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Parent and, assuming the due authorization, execution and delivery of this Agreement by the other Parties, constitutes the valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Parent will not (a) conflict with or violate any provision of the Governing Documents of the Parent, (b) conflict with or violate any Law, permit, Order or consent applicable to the Parent or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Parent under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Parent under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of the Parent, except for any deviations from any of the foregoing clauses (b) or (c) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by the Parent of its obligations under this Agreement.

ARTICLE IV
Agreement to Vote; Certain Other Covenants of Sponsor

Sponsor covenants and agrees during the term of this Agreement as follows:

4.1 Agreement to Vote.

(a) In Favor of the Merger. At any meeting of Company Shareholders called to seek the Company Shareholder Approval, or at any adjournment thereof, or in connection with any written consent of Company Shareholders or in any other circumstances upon which a vote, consent or other approval with respect to the Transaction Proposals and any other transactions contemplated by the Merger Agreement and any other Transaction Documents, Sponsor shall (i) if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by class vote and/or written consent, if applicable) the Subject Shares in favor of granting the Company Shareholder Approval or, if there are insufficient votes in favor of granting the Company Shareholder Approval, in favor of the adjournment of such meeting of Company Shareholders to a later date.

(b) Against Other Transactions. At any meeting of Company Shareholders or at any adjournment thereof, or in connection with any written consent of Company Shareholders or in any other circumstances upon which Sponsor’s vote, consent or other approval is sought, Sponsor shall vote (or cause to be voted) the Subject Shares (including by withholding class vote and/or written consent, if applicable) against (i) other than in connection with the Merger, any business combination agreement, merger agreement or merger (other than the Merger Agreement and the Merger), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any public offering of any shares of the Company or, in case of a public offering only, a newly-formed holding company of the Company, (ii) any proposal for a Company Acquisition Transaction (as defined in the Merger Agreement), and (iii) any amendment of the Governing Documents of the Company or other proposal or transaction involving the Company, which, in each of cases (i) and (iii) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Company of, prevent or nullify any provision of the Merger Agreement or any other Transaction Document, the Merger or change in any manner the voting rights of any class of Company’s share capital.

(c) Revoke Other Proxies. Sponsor represents and warrants that any proxies or powers of attorney heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies or powers of attorney have been or are hereby revoked, other than the voting and other arrangements under the Governing Documents of the Company and the Letter Agreement.

(d) Irrevocable Proxy and Power of Attorney. Sponsor hereby unconditionally and irrevocably grants to, and appoints, the Company and any individual designated in writing by the Company, and each of them individually, as Sponsor’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Sponsor, to vote the Subject Shares, or grant a written consent or approval in respect of the Subject Shares, in a manner consistent with Section 4.1(a) of this Agreement. Sponsor understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon Sponsor’s execution and delivery of this Agreement. Sponsor hereby affirms that the irrevocable proxy and power of attorney set forth in this Section 4.1(d) are given in connection with the execution of the Merger Agreement, and that such irrevocable proxy and power of attorney are given to secure the performance of the duties of Sponsor under this Agreement. Sponsor hereby further affirms that the irrevocable proxy and power of attorney are given to secure a proprietary interest and may under no circumstances be revoked. Sponsor hereby ratifies and confirms all that such irrevocable proxy and power of attorney may lawfully do or cause to be done by virtue hereof. SUCH IRREVOCABLE PROXY AND POWER OF ATTORNEY ARE EXECUTED AND INTENDED TO BE IRREVOCABLE IN ACCORDANCE WITH THE PROVISIONS OF THE POWERS OF ATTORNEY ACT OF THE CAYMAN ISLANDS (REVISED). The irrevocable proxy and power of attorney granted hereunder shall only terminate upon the termination of this Agreement.

4.2 No Transfer. Other than (x) pursuant to this Agreement, (y) upon the consent of both the Parent and the Company or (z) to an Affiliate of Sponsor (provided that, in each case of the foregoing clauses (x) and (z), such transferee shall enter into a written agreement, in form and substance reasonably satisfactory to the Parent and the Company, agreeing to be bound by this Agreement to the same extent as Sponsor was with respect to such transferred Subject Shares), from the date of this Agreement until the date of termination of this Agreement, Sponsor shall not, directly or indirectly, (i) (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any Subject Share, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a)-(c), collectively, “Transfer”), other than pursuant to the Merger, (ii) grant any proxies or powers of attorney or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in this Agreement, the Merger Agreement, Transaction Documents or the voting and other arrangements under the Governing Documents of the Company, (iii) take any action that would reasonably be expected to make any representation or warranty of Sponsor herein untrue or incorrect, or would reasonably be expected to have the effect of preventing or disabling Sponsor from performing its obligations hereunder, or (iv) commit or agree to take any of the foregoing actions. Any action attempted to be taken in violation of the preceding sentence will be null and void. Sponsor agrees with, and covenants to, the Parent and the Company that Sponsor shall not request that the Company register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

4.3 Waiver of Dissenters’ Rights. Sponsor hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Cayman Companies Law and any other similar statute in connection with the Merger and the Merger Agreement.

4.4 No Redemption. Sponsor irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, Sponsor shall not elect to cause the Company to redeem any Subject Shares now or at any time legally or beneficially owned by Sponsor, or submit or surrender any of its Subject Shares for redemption, in connection with the Merger.

4.5 New Shares. In the event that prior to the Closing (i) any Company Ordinary Shares or other securities are issued or otherwise distributed to Sponsor pursuant to any stock dividend or distribution, or any change in any of the Company Ordinary Shares or other share capital of the Company by reason of any stock split-up, recapitalization, combination, exchange of shares or the like, (ii) Sponsor acquires legal or beneficial ownership of any Company Ordinary Shares after the date of this Agreement, including upon exercise of options, settlement of restricted share units or capitalization of working capital loans or (iii) Sponsor acquires the right to vote or share in the voting of any Company Ordinary Share after the date of this Agreement (collectively, the “New Securities”), the terms “Subject Shares” shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

4.6 Sponsor Letter Agreement. Each of Sponsor and the Company hereby agree that from the date hereof until the termination of this Agreement, none of them shall, or shall agree to, amend, modify or vary the Letter Agreement, except with the prior consent of the Parent in connection with the Merger.

4.7 Termination. This Agreement shall terminate upon the earliest of (i) the Closing (provided, however, that upon termination at the Closing, Section 4.3, this Section 4.7, Section 4.8, Section 4.9, Section 5.1,Section 5.2, Section 5.3, Section 5.4, Section 5.5, Section 5.6 and Section 5.7 shall survive indefinitely) and (ii) the termination of the Merger Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination.

4.8 Additional Matters. Sponsor shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Parent and the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Merger Agreement and the other Transaction Documents and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Governing Documents of the Company or the Cayman Companies Law) which would prevent, impede or, in any material respect, delay or adversely affect the consummation of the Merger.

4.9 Exclusivity; Confidentiality. Sponsor shall be bound by and comply with Sections 4.05 (Exclusive Dealing) and 4.03 (Company Confidentiality) of the Merger Agreement (and any relevant definitions contained in any such sections) as if (a) Sponsor was an original signatory to the Merger Agreement with respect to such provisions, and (b) each reference to the “Company” contained in Section 4.05 of the Merger Agreement (other than for purposes of the definition of Company Acquisition Transaction) and “Affiliates” contained in Article X of the Merger Agreement also refers to Sponsor.

4.10 Consent to Disclosure. Sponsor consents to and authorizes the Parent and the Company, as applicable, to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Entity or applicable securities exchange, and any press release or other disclosure document that the Parent or the Company, as applicable, reasonably determines to be necessary or advisable in connection with the Merger or any other transactions contemplated by the Merger Agreement or this Agreement, Sponsor’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of Sponsor’s commitments and obligations under this Agreement, and Sponsor acknowledges that the Parent and the Company may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Entity or securities exchange. Sponsor agrees to promptly give the Parent and the Company, as applicable, any information that is in its possession that the Parent or the Company, as applicable, may reasonably request for the preparation of any such disclosure documents, and Sponsor agrees to promptly notify the Parent and the Company of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that Sponsor shall become aware that any such information shall have become false or misleading in any material respect.

ARTICLE V
General Provisions.

5.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Parent and the Company in accordance with Section 11.04 of the Merger Agreement and to Sponsor at the address set forth below (or at such other address for a Party as shall be specified by like notice):

Notices to Sponsor: Whale Management Corporation 26 Broadway, Suite 934 New York, New York 10004 Attn: Matthew Chen, Director Email: mchen@flagshipac.com	with a copy to (which will not constitute notice): Bill Huo, Esq. Becker & Poliakoff, P.A. 45 Broadway, 17th Floor New York, NY 10006 Attention: Bill Huo Email: BHuo@beckerlawyers.com

5.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction. Each Party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if no federal court in the State of Delaware accepts jurisdiction, any state court within the State of Delaware) (the “Delaware Courts”) over all claims or causes of action (whether in contract or tort, in law or in equity, or granted by statute or otherwise) that may be based upon, arise out of or relate to this Agreement and any other document or instrument delivered pursuant to this Agreement, or the negotiation, execution, termination, validity, interpretation, construction, enforcement, performance or nonperformance of this Agreement or otherwise arising from the transactions contemplated hereby or the relationship among the parties (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with, or as an inducement to enter into, this Agreement) (collectively, “Related Claims”), and each Party hereby irrevocably agrees that all Related Claims may be heard and determined in such courts. Each Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of any such Related Claim brought in any such court or any defense of inconvenient forum for the maintenance of such dispute. Each Party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party hereby consents to process being served by any other Party in any Related Claim by the delivery of a copy thereof in accordance with the provisions of Section 5.1 (other than by email) along with a notification that service of process is being served in conformance with this Section 5.2. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by law. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY

5.3 Survival. The representations, warranties and covenants of the Parties contained in this Agreement shall terminate at upon the termination of this Agreement as contemplated in Section 4.7, and only the provisions set forth therein to survive the termination of this Agreement, shall so survive its termination.

5.4 Succession and Assignment. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the Parties. Neither this Agreement nor any of the rights, interests or obligations of a Party hereunder shall be assignable by such Party; provided, however, that the Parent may assign its rights, but not its obligations, under this Agreement to any Affiliate of the Parent or to any future purchaser of the Parent or the Surviving Company or its respective assets or (b) collaterally assign any or all of their rights and interests hereunder to one or more lenders of the Parent or the Surviving Company.

5.5 Amendment and Waiver. Any provision of this Agreement may be amended only in a writing signed by the Parties. At any time prior to the Closing, any Party may, to the extent not prohibited by applicable Legal Requirements: (a) extend the time for the performance of any of the obligations or other acts of another Party; (b) waive any inaccuracies in the representations and warranties made to the other Party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of the waiving Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such extending or waiving Party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

5.6 Third-Party Beneficiaries. This Agreement is not intended to confer upon any Person not a Party any rights or remedies hereunder (other than the Merger Sub as third-party beneficiary of the rights of the Parent in this Agreement).

5.7 Incorporation by Reference. The provisions of Sections 11.06, 11.08, 11.10, 11.13, 11.16 and 11.17(a) of the Merger Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement as a deed, all as of the date first written above.

Great Rich Technologies Limited

By:	/s/ Yongnan Zhou
Name:	Yongnan Zhou
Title:	Chairman

[Signature Page to Sponsor Voting and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as a deed, all as of the date first written above.

Flag Ship Acquisition Corporation

By:	/s/ Matthew Chen
Name:	Matthew Chen
Title:	Chairman

[Signature Page to Sponsor Voting and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as a deed, all as of the date first written above.

Whale Management Corporation

By:	/s/ Matthew Chen
Name:	Matthew Chen
Title:	Director

[Signature Page to Sponsor Voting and Support Agreement]